UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

Termination of Foreign Corrupt Practices Act Investigation

On August 7, 2012, Hercules Offshore, Inc. (the “Company”) received a letter from the Securities and Exchange Commission (“SEC”) notifying the Company that the SEC staff has completed its investigation into the Company regarding possible violations of the Foreign Corrupt Practices Act (“FCPA”) and does not intend to pursue enforcement action against the Company. As previously disclosed, the Company was notified by the SEC and the Department of Justice (“DOJ”) in April 2011, that certain of the Company’s activities were under review by the SEC and DOJ with respect to possible violations of the FCPA in certain international jurisdictions where the Company conducts operations.

The Company previously disclosed that it received a letter from the DOJ on April 24, 2012, notifying the Company that the DOJ has closed its inquiry into the Company regarding possible violations of the FCPA and does not intend to pursue enforcement action against the Company. The DOJ noted that it terminated its investigation “…based on a number of factors, including, but not limited to, the thorough investigation undertaken by Hercules and the steps that Hercules has taken in the past and continues to take to enhance its compliance program, including efforts to ensure compliance with the FCPA.”

As a result of the termination by the SEC and the prior termination by the DOJ, there are no open FCPA investigations against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: August 8, 2012	By:	/s/ James W. Noe

James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer